SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2003

NETSOL TECHNOLOIGES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-22773	95-4627685

(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 2072, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818/222-9195

24021 Ventura Blvd., Suite 101, Calabasas, CA 91302

(Former name or former address, if changed since last report)

Item 5. Other Events.

New Address:

The management of NetSol Technologies, Inc. (“NetSol” or the “Company”) has determined it would be in the Company’s best interests to move the Company’s headquarters to a more accessible office space. The Company executed a lease to move the Company from its approximately 1,575 rentable square feet offices in Calabasas, California to its new headquarters in the same city on December 15, 2003. The move is to take effect as of January 1, 2004. The new facilities are approximately 1,919 rentable square feet and the monthly rent is $3,933.95 per month as opposed to the prior monthly rent of approximately 2,363.50. The new lease is for a two years and one-half month and the rent is fixed until that date. The new premises are located at 23901 Calabasas Road, Suite 2072, Calabasas, California.

Exhibit:	99.1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2003	NETSOL TECHNOLOGIES, INC.

/s/ Najeeb Ghauri

By: Najeeb Ghauri
Its: Chief Financial Officer, Secretary, Chairman